UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 11, 2011
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-32883 (Commission File Number)	13-4088127 (IRS Employer Identification Number)

5677 Airline Road, Arlington, Tennessee (Address of principal executive offices)	38002 (Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
We held our 2011 Annual Meeting of Stockholders on May 11, 2011. Our stockholders voted on four proposals at the meeting.
1)	Our stockholders elected eight directors to serve on our Board of Directors for a term of one year. The tabulation of votes with respect to each director nominee is as follows:

Nominee	For	Withheld
Gary D. Blackford	32,212,036	984,460
Martin J. Emerson	29,945,412	3,251,084
Lawrence W. Hamilton	29,944,352	3,252,144
Ronald K. Labrum	32,199,768	996,728
John L. Miclot	32,211,373	985,123
Amy S. Paul	32,221,346	975,150
Robert J. Quillinan	32,201,189	995,307
David D. Stevens	31,720,915	1,475,581
     There were no broker non-votes on the proposal to elect directors.
2)	Our stockholders approved the advisory vote on the compensation of our named executives. There were 27,781,977 votes for, 4,706,698 votes against, 707,821 votes abstaining from, and 2,819,436 broker non-votes on the proposal.
3)	Our stockholders recommended, on an advisory basis, the holding of the advisory vote on named executive officer compensation every year. There were 28,812,836 votes for 1 year, 48,063 votes for 2 years, 3,625,608 votes for 3 years, 709,989 votes abstaining from, and 2,819,436 broker non-votes on the proposal.
4)	Our stockholders ratified the selection of KPMG LLP as our independent auditor for the year ending December 31, 2011. There were 34,643,877 votes for, 1,352,924 votes against, 19,131 votes abstaining from, and no broker non-votes on the proposal.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 16, 2011

WRIGHT MEDICAL GROUP, INC.
By:	/s/ David D. Stevens
David D. Stevens
Interim Chief Executive Officer

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